UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2011

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Merger Agreement.

Amendment to the Agreement and Plan of Merger with Rio Garment S. de R.L.

On August 25, 2011, Hampshire Group, Limited, a Delaware corporation (the “Company”), RG Merger Sub S.A., a Honduran sociedad anonima and an indirect wholly owned subsidiary of the Company (“Merger Sub”), Rio Garment S. de R.L., a Honduran limited liability company (“Rio”) and BGY II, LLC (the “Equityholders’ Representative”) entered into Amendment No. 2 to the Agreement and Plan of Merger (“Amendment No. 2”), dated as of June 13, 2011, by and among the Company, Merger Sub, Rio, the equityholders of Rio listed on Schedule 1 thereto (the “Equityholders”) and the Equityholders’ Representative, as amended (the “Merger Agreement”).   As described in Item 2.01 of this Current Report on Form 8-K, the closing of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on August 25, 2011, and pursuant to the Merger Agreement Rio merged with and into Merger Sub (the “Surviving Corporation”) and the separate corporate existence of Rio ceased (the “Merger”).

Amendment No. 2 provides, among other things, that the aggregate merger consideration paid to the Equityholders would include any working capital at Closing in excess of target working capital and that the amount to be contributed to Rio by the Company at Closing for the payment of certain trade payables is reduced from $2.0 million to $1.85 million.  Amendment No. 2 also amends certain other closing and post-closing payment mechanics, including the timing of any payment (or related disbursement of escrow amounts) to the Equityholders in connection with any post-closing purchase price adjustment in respect of net working capital, Rio’s indebtedness and Rio’s transaction expenses, each as of Closing (the “Initial Adjustment”).  Amendment No. 2 also expands the scope of certain tax indemnities to be provided by the Equityholders and provides that the amounts escrowed in respect of the Initial Adjustment may be applied toward any claims by the Company in respect of such indemnification.

The description of Amendment No. 2 contained herein is qualified in its entirety by reference to the complete text of Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to the Credit Agreement and Consent with Wells Fargo Capital Finance

As previously disclosed, on August 15, 2011, the Company entered into the First Amendment to Credit Agreement and Consent (the “Amendment and Consent”) by and among the Company, Hampshire Brands, Inc. (formerly known as Hampshire Designers, Inc., “Hampshire Brands”), Hampshire Sub II, Inc. (formerly known as Item-Eyes, Inc., “Hampshire Sub II”), Scott James, LLC (“Scott James”; and together with Hampshire Brands and Hampshire Sub II, the “Original Borrowers”); Hampshire International, LLC (“Hampshire International”; and together with the Original Borrowers, the “Borrowers”), Wells Fargo Capital Finance, LLC, as agent and a lender (“WFCF”), and the other financial institutions named therein as lenders (the “Lenders”).  The Amendment and Consent amended the Company’s current credit agreement, dated as of October 28, 2010, by and among the Company, the Original Borrowers, WFCF and the Lenders (the “Credit Facility”).  Hampshire International  became a Borrower under the Credit Facility on August 9, 2011.

Pursuant to the Amendment and Consent, upon consummation of the Merger and satisfaction of certain other conditions on August 25, 2011, the Credit Facility was amended to permit, among other things, the following activities if conducted in accordance with the terms of the amended Credit Facility, (i) the financing of the operations of Merger Sub, as the surviving corporation, by means of loans, advances or other cash investments, (ii) the purchase of accounts receivable originated by Merger Sub and inclusion of such purchased receivables in the calculation of the borrowing base under the Credit Facility and (iii) certain transactions with affiliates.  The Credit Facility was also amended to permit the existence of certain indebtedness and liens on the property of Merger Sub (as successor to Rio) that were not paid in full or terminated and released in connection with the Merger.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On August 25, 2011, pursuant to the Merger Agreement, as amended, the Company completed its acquisition of Rio for an aggregate purchase price of $22.9 million.  Pursuant to the Merger Agreement, Rio merged with and into Merger Sub, the separate corporate existence of Rio ceased and the Surviving Corporation became an indirect wholly owned subsidiary of the Company.

Upon Closing, pursuant to the Merger Agreement, as amended, the Company (x) paid to the Equityholders’ Representative, on behalf of the Equityholders, a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending the Initial Adjustment and for certain potential indemnification claims, (y) issued to the Equityholders’ Representative, on behalf of the Equityholders, an aggregate of $3.5 million in Hampshire common stock, par value, $0.10 (“Hampshire Common Stock”) (967,009 shares valued at a 90-day volume-weighted average price per share) and held back an additional $6.5 million of Hampshire Common Stock (1,781,798 shares) for a post-closing adjustment in respect of any shortfall between actual 2011 EBITDA and 2011 EBITDA as estimated at Closing and for potential indemnification claims and (z) repaid in cash certain liabilities of the Company totaling approximately $5.9 million.  The Company financed the cash portion of the acquisition with cash-on-hand.

ITEM 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.  The issuance of the shares of Hampshire Common Stock pursuant to the Merger Agreement is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction by an issuer not involving a public offering.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Janice Page from the Board; Appointment of Paul Buxbaum and Benjamin Yogel to the Board

The Merger Agreement contemplates that, as a condition to the consummation of the Merger, one current director would resign from, and two designees of the Equityholders would be appointed to, the Board of Directors of the Company (the “Board”).  As previously disclosed, at Closing, the Company and the Equityholders entered into a stockholder rights agreement (the “Stockholder Rights Agreement”) pursuant to which the Equityholders have the right to designate two members to the Board.

In furtherance of the foregoing, on August 24, 2011, Janice Page resigned as a member of the Board (and any committees thereof), effective upon the Closing.  Ms. Page was a member of each of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board. In addition, pursuant to the Merger Agreement and the Stockholder Rights Agreement, on August 25, 2011, the size of the Board was set at seven directors, and the Board appointed each of Paul Buxbaum and Benjamin Yogel (each an Equityholder) to serve as a member of the Board until the next annual election or until his successor is elected and qualified or until his death, resignation or removal.  The Company will disclose information with respect to committee appointments of Mr. Buxbaum or Mr. Yogel when any such appointments are determined.

As described above in Item 2.01 of this Current Report on Form 8-K, in connection with the Merger, at Closing, the Company (x) paid to the Equityholders’ Representative, on behalf of the Equityholders, a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending the Initial Adjustment and for certain potential indemnification claims and (y) issued to the Equityholders’ Representative, on behalf of the Equityholders, an aggregate of $3.5 million of Hampshire Common Stock (967,009 shares valued at a 90-day volume-weighted average price per share) and held back an additional $6.5 million of Hampshire Common Stock (1,781,798 shares) for a post-closing adjustment in respect of any shortfall between actual 2011 EBITDA and 2011 EBITDA as estimated at Closing and for potential indemnification claims.  Each of Mr. Buxbaum and Mr. Yogel owns one-third of the interests of the Equityholders’ Representative. The Equityholders have executed an Equityholders’ Representative and Distribution of Proceeds Agreement, pursuant to which the cash paid, and the Hampshire Common Stock issued, to the Equityholders’ Representative by the Company pursuant to the Merger Agreement is distributed among the Equityholders.

 In addition, pursuant to the Merger Agreement, at Closing and, the Company repaid to (x) Buxbaum Company, LLC, an entity affiliated with, and controlled by, Mr. Buxbaum, indebtedness of Rio totaling $2.2 million and (y) YIH III, LLC, an entity affiliated with, and controlled by, Mr. Yogel, indebtedness of Rio totaling $0.8 million.  In addition, Buxtradefina, LLC (“BTF”), an entity affiliated with, and controlled by, Mr. Buxbaum, is a co-obligor of a promissory note issued by Rio to a third party; in connection with the Merger Agreement, the Company agreed to cause the Surviving Corporation to indemnify BTF for any amounts required to be paid by BTF under the terms of such note.

As previously disclosed, in connection with the Merger, at Closing, the Company and the Equityholders executed a voting agreement and the Stockholder Rights Agreement.

Restricted Stock Grant and Cash Bonus Awarded to Mr. Golden

On August 25, 2011, the Company entered into an equity award agreement (the “Award Agreement”) with Heath L. Golden, its Chief Executive Officer, pursuant to which he was granted 150,000 restricted shares of the Hampshire Common Stock (the “Restricted Stock”).  The shares of Restricted Stock granted to Mr. Golden are subject to the terms and conditions of the Award Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.  The shares of Restricted Stock will vest on the schedule set forth in the Award Agreement, subject to Mr. Golden’s continued service through the applicable vesting date.  Generally, unvested shares of Restricted Stock will be subject to forfeiture upon Mr. Golden’s termination of employment with the Company for any reason.  The description of the Award Agreement contained herein is qualified in its entirety by reference to the actual Award Agreement filed herewith.

Additionally, on August 25, 2011, the Board awarded Mr. Golden a one-time cash bonus in an amount equal to $100,000 in consideration for, among other things, his exceptional performance in connection with the Company’s disposition of its women’s business and the acquisition of Rio.

ITEM 8.01.  Other Events

On August 25, 2011, the Company issued a press release announcing the Closing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

 The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

 (b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.

 (d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Amendment No. 2 to Agreement and Plan of Merger by and among Hampshire Group, Limited, RG Merger Sub, S.A., Rio Garment S. de R.L. and BGY II, LLC, dated as of August 25, 2011
10.2	Equity Award Agreement with Heath L. Golden, dated August 25, 2011
99.1	Press Release, dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

Dated: August 30, 2011	By:	/s/ Maura M. Langley
Name: Maura M. Langley
Title: Vice-President and Chief Financial Officer